                                                                  EXHIBIT 10.8

                             THIRD AMENDMENT TO THE
                        MANTECH INTERNATIONAL 401(k) PLAN

         AMENDMENT to the ManTech International 401(k) Plan (the "Plan") by ManTech International Corporation (the "Company").

         The Company maintains the Plan, effective as of January 1, 1993, and amended and restated effective as of October 1, 1998. The Company has the power to amend the Plan and now wishes to do so.

         NOW THEREFORE, the Plan is amended as follows:

I. Section 2.1(b) of the Plan is amended in its entirety to read as follows:

         (b) Effective January 1, 2001, each Eligible Employee who is not already a Participant pursuant to subsection (a) will become a Participant for purposes of Deferral Contributions, Participant Voluntary Contributions and Participant Basic After-Tax Contributions under Sections 3.2 and 3.3 on the first Entry Date following the date on which he completes one Hour of Service. Each Eligible Employee who is not already a Participant pursuant to subsection (a) will become a Participant for purposes of Company Basic Matching Contributions and Fail Safe Contributions under Sections 3.4 and 3.5 as of the first Entry Date following the date on which he has completed three months of employment with the Employer.

II. Section 3.3(c) of the Plan is amended in its entirety to read as follows:

         (c) Effective January 1, 2001, in lieu of Deferral Contributions and Voluntary Contributions, an Overseas Participant shall be eligible to make Participant Basic After-Tax Contributions to the Trust Fund. An Overseas Participant shall not be entitled to claim a tax deduction for his Participant Basic After-Tax Contributions. The amount of Participant Basic After-Tax Contributions made by any Overseas Participant to this Plan shall be a designated percentage, from 1% to 20% of the Participant's Compensation. An Overseas Participant's total Deferral Contributions and Participant Basic After-Tax Contributions shall not exceed 20% of the total Compensation received by such Participant during the Plan Year. Participant Basic After-Tax Contributions shall be administered on the same basis as Participant Deferral Contributions and shall be subject to the provisions of
         Section 3.3(b).

III. The first sentence of Section 3.4(a) of the Plan is amended in its entirety to read as follows:

         (a) For each Plan Year, the Company will make a Company Basic Matching Contribution on behalf of each of its Participants who have elected to have Deferral Contributions made on their behalf during the Plan Year, except that, anything else in this subsection notwithstanding, the Company will not make a Company Basic Matching Contribution with respect to Deferral Contributions made before a Participant became a Participant for purposes of Company Basic Matching Contributions under
         Section 2.1(b) of the Plan.

IV.      Section 3.4(b) is amended in its entirety to read as follows:

         (b) In lieu of the Contribution made under subsection (a) above, Overseas Participants will receive a Company Basic Matching Contribution equal to 50% of the first 4% of the Compensation that the Participant defers as either a Deferral Contribution or a Participant Basic After-Tax Contribution during the Plan Year, except that, anything else in this subsection notwithstanding, the Company will not make a Company Basic Matching Contribution with respect to Deferral Contributions or After-Tax Contributions made before a Participant became a Participant for purposes of Company Basic Matching Contributions under Section 2.1(b) of the Plan.

V.       In all respects not amended, the Plan is hereby ratified and confirmed.

                                    * * * * *

         To record adoption of the Amendment as set forth above, the Company has caused this document to be signed on this ____ day of ____________________.

                                               MANTECH INTERNATIONAL CORPORATION

                                               BY: _____________________________

                                       2